Exhibit 10.8

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT, (“Agreement”), dated as of November 22, 2024 (“Closing Date”) is entered into between Marco Capital, Inc., a Delaware corporation with an office at 936 SW 1st Ave, # 306, Miami, FL 33130 (“MCI”), and WELLGISTICS, LLC, a Florida limited liability company, with its principal place of business and chief executive office at 358 Eagles Landing Drive, Lakeland, FL 33810 (“Borrower”).

The parties agree as follows:

1.	DEFINITIONS

In addition to the defined terms contained in the first paragraph above, as used herein, the following terms shall have the following definitions:

1.1.	“Accounts” means all accounts receivable due to Borrower, book debts, notes, drafts and acceptances and other forms of obligations now or hereafter owing to the Borrower, whether arising from the sale, license or lease of goods or software or the rendition of services by the Borrower (including, without limitation, any obligation that might be characterized as an account, contract right, general intangible or chattel paper, including electronic chattel paper under the Code), all of the Borrower’s rights in, to and under all purchase orders now or hereafter received by the Borrower for goods and services, all proceed from the sale of Inventory, all monies due or to become due to the Borrower under all contracts for the sale or lease of goods or the rendition of services by the Borrower (whether or not yet earned) (including, without limitation, the right to receive the proceeds of said purchase orders and contracts), all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing, and all goods returned to or reclaimed by the Borrower that correspond to any of the foregoing;

1.2.	“Agreement” means this Loan and Security Agreement and any supplements, amendments or modifications to this Loan and Security Agreement.

1.3.	“Applicable Laws” means all applicable laws, rules, regulations and orders of any Governmental Authority, including without limitation, usury laws.

1.4.	“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations and all sub-limits and reserves then applicable hereunder).

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1.5.	“Book Value” means with respect to any Account means the book value thereof as determined in accordance with GAAP.

1.6.	“Borrowing Base” means, as of any date of determination, the sum of:

(a)	the applicable Advance Percentage multiplied by the aggregate amount of all Eligible Accounts, plus

(b)	the applicable Advance Percentage multiplied by the aggregate amount of all Eligible Inventory, minus

(c)	the Filters Reserve and the aggregate amount of all reserves, if any, established by MCI under Section 2.1(c) hereof.

1.7.	“Borrowing Base Certificate” means the certificate, substantially in the form of Exhibit A, with appropriate insertions, to be submitted to MCI by Borrower pursuant to this Agreement and certified as true and correct by and of the Authorized Parties of Borrower.

1.8.	“Borrower’s Books” means all of Borrower’s books and records including, but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower’s assets, liabilities, and the Accounts; all information relating to Borrower’s business operations; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

1.9.	“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York.

1.10.	“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) any certificates of deposit maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

1.11.	“Code” means the New York (United States) Uniform Commercial Code (“UCC”), and any and all terms used in this Agreement which are defined in the Code and are not defined herein shall be construed and defined in accordance with the definition of such terms under the Code.

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1.12.	“Collateral” means each and all of the following:

(a)	the Accounts;

(b)	the Equipment;

(c)	the Inventory;

(d)	the General Intangibles;

(e)	the Negotiable Collateral;

(f)	the Borrower’s Books;

(g)	any money, deposit accounts or other assets of Borrower in which MCI receives a security interest or which hereafter come into the possession, custody or control of Borrower;

(h)	all Supporting Obligations;

(i)	all Investment Property;

(j)	all Letter of Credit Rights; and

(k)	the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, or any portion thereof, and any and all Accounts, Equipment, Inventory, General Intangibles, Negotiable Collateral, the Borrower’s Books, the Investment Property, the Letter of Credit Rights, the Supporting Obligations, money, deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

1.13.	“Daily Balance” means and refers to the amount determined by taking the amount of the Obligations owed at the beginning of a given day, adding any new Obligations advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid on that date under the provisions of this Agreement.

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1.14.	“Eligible Accounts Receivable” or “Eligible Accounts” mean Accounts due from Account Debtors approved by MCI representing goods or services that have been delivered or completed, respectively, which MCI, in its sole credit judgment, deems to be Eligible Accounts Receivable. In any event and without limiting the generality of the forgoing, Eligible Accounts Receivable: (i) shall be no older than ninety (90) days from invoice date except for invoices which payment terms are net ninety (90) days which shall be no older than one hundred and twenty (120) days from invoice date; (ii) shall not have payment terms that exceed net ninety (90) days; (iii) shall be no more than sixty (60) days past due as determined by the terms of such invoice; (iv) shall be payable in full without setoff, counterclaim or defense or may contain other terms that have been approved by MCI; (iv) shall be insured Accounts if the respective invoice payment terms are ninety (90) days or beyond; (v) shall not be payable by an affiliate or related company and must be free from encumbrances or disputes, (vi) shall not represent consignment sales, scan on sale, guaranteed sale, sale or return, payment on reorder or any other terms indicating payment being conditional on any other event, requirement or status other than delivery or completion of the product or service, (vii) shall not include Accounts that are obligations of an Account Debtor, if fifty percent (50%) or more of the dollar amount of all Accounts owing by said Account Debtor are ineligible under this Section for being more than sixty (60) days overdue; (viii) shall not be owed by an Account Debtor that is the subject of an Insolvency Proceeding; (ix) shall meet the terms and conditions of the Agreement; (x) shall have arisen from the good-faith outright sale of goods or provision of services by Borrower under an enforceable contract and the goods shall have been delivered or shipped to the customer thereof in accordance with such order or contract and in the ordinary course of Borrower’s business; (xi) shall be owned by Borrower subject to a perfected, first-priority security interest in favor of MCI, and Borrower’s ownership of the Account shall not be subject to any other assignment, sale, claim, Lien or security interest; (xii) shall not be owed by an Account Debtor which is at the same time a provider or supplier of Borrower.

1.15.	“Eligible Inventory” means and includes that Inventory (other than packaging materials, chemicals, additives, promotional items, labels and supplies) which MCI, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the forgoing, no Inventory shall be Eligible Inventory unless: (i) it is finished goods; (ii) at all times it strictly complies with all of Borrower’s warranties and representations to MCI; (iii) it is in good, new and salable condition; (iv) it is not slow moving, obsolete, expired, defective, damaged or unmerchantable, as determined by MCI’s sole and absolute discretion; (v) it meets all standards imposed by any governmental agency or authority; (vi) it is at all times subject to MCI’s duly perfected, first priority security interest and there exists no other lien or encumbrance other than as permitted hereunder; (vii) it is in Borrower’s possession and control situated at a location in compliance with this Agreement; (viii) it is not in the hands of any third party, including a warehouseman, finisher, consignee, etc., unless MCI shall have received a warehouseman’s waiver or a third party processor’s waiver from such warehouseman, finisher, consignee, etc.; (ix) it is not subject to any license or other agreement that limits, conditions, or restricts Borrower’s or MCI’s right to sell or otherwise dispose of such Inventory; (x) is not in the Borrower’s possession based upon consignment, guaranteed sale, or other terms by reason of which the payment by the Borrower may be conditional; (xi) Inventory that Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof; (xii) Inventory that does not meet or which is otherwise not in compliance with all standards imposed by any governmental entity with respect to such Inventory; and (xiii) is not of a type that MCI, in its sole and absolute discretion, has determined is not Eligible Inventory.

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1.16.	“Environmental and Social Laws” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower, relating to (i) the environment, the effect of the environment on employee health or safety, or hazardous materials, (ii) pollution or protection of the environment, including related laws or regulations relating to public access to information and participation in decision-making; (iii) public health, safety and security; and/or (iv) resettlement or economic displacement of persons, and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

1.17.	“Equipment” means all of Borrower’s present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

1.18.	“Event of Default” means the occurrence of any one of the events set forth in Section 9.

1.19.	“Existing Indebtedness” means all Indebtedness of Borrower under that certain Business Loan Agreement dated on or about April 5, 2022, between Borrower and Zions Bancorporation, N.A. DBA Zions First National Bank, as a lender.

1.20.	“Filters Reserve” means the reserve established by MCI against the Borrowing Base which shall reflect the reserve established by the auditors in the Borrower’s Book on account of the portion of the inventory which is nasal screen filters acquired by Borrower from First Defense Nasal Screen Corp. (such portion of inventory, the “Nasal Screen Filters”).

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1.21.	“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

1.22.	“General Intangibles” means all of Borrower’s present and future general intangibles and all other presently owned or hereafter acquired intangible Personal property of Borrower (including, without limitation, any and all choses or things in action, payment intangibles (it being understood, for the avoidance of doubt, that “payment intangibles” includes without limitation all income, payments and proceeds thereof, owed by a credit card issuer or credit card processor—including without limitation the Merchant Processor—to Borrower resulting from charges by a customer of Borrower on credit, debit or charge cards issued by such credit card issuer in connection with the sale of goods by Borrower, or services performed by Borrower, in each case in the ordinary course of its business), software, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims, contract rights, franchise rights and licenses) other than goods and Accounts, as well as Borrower’s Books relating to any of the foregoing.

1.23.	“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement, or the certificate of registration and the limited liability company agreement (as applicable); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

1.24.	“Governing Rate” shall have the meaning set forth in Section 2.3(e).

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1.25.	“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), including, without limitation the Consumer Finance Protection Board.

1.26.	“Guarantor” means individually, and “Guarantors” means collectively, the Persons and entities listed on Schedule 1 as Parent Guarantor and Validity Guarantors.

1.27.	“Guaranty Agreement” means, with respect to each Guarantor, each general and continuing guaranty in form and substance satisfactory to MCI in its sole discretion and executed and delivered by a Guarantor in favor of MCI for the benefit of MCI, whereby the applicable Guarantor shall guarantee either (i) the validity of the Loan Documents or (ii) the prompt payment and performance by Borrower of the Obligations, in each case subject only to such limitations as may be expressly provided for in the applicable Guaranty Agreement.

1.28.	“Indebtedness” of a Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Person as a lessee under capital leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person or its subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under hedge agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

1.29.	“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

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1.30.	“Inventory” means such term as defined in the Code in effect in the State of New York and includes, without limitation, all of Borrower’s present and future inventory in which Borrower has any interest, including, but not limited to, goods held for sale or lease or to be furnished under a contract of service and all of Borrower’s present and future raw materials, work in process, finished goods, shelving and racking upon which the Inventory is stored, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

1.31.	“Investment Property” means Investment Property as defined in the Code.

1.32.	“Judicial Officer or Assignee” means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other Person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

1.33.	“Labor Laws” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower, relating to labor, international labor organizations conventions and treaties which have been ratified by the Borrower’s jurisdiction, prohibition of all forms of forced or compulsory labor, occupational health and safety, prohibition of child labor, elimination of discrimination in respect of employment or occupation, and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

1.34.	“Letter of Credit Rights” means Letter of Credit Rights as defined in the Code, whether or not the letter of credit is evidenced by a writing.

1.35.	“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, deed to secure debt or other lien instrument covering real property, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

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1.36.	“Loan Account” shall have the meaning set forth in Section 2.3(m).

1.37.	“Loan Documents” means collectively this Agreement and any other agreements entered into between Borrower and MCI in connection with this Agreement, including but not limited to the Guaranty Agreements, any Control Agreements, the Subordination Agreement, any landlord consents and/or lien subordination agreements.

1.38.	“Lock Box” means that certain post office box maintained on behalf of MCI (as described on Schedule 1) into which the Borrower shall have instructed all of its Account Debtors to remit payments, except that those payments can be remitted directly to the Lock Box Account.

1.39.	“Lock Box Account” means (a) that certain account on deposit with bank Zions Bancorporation, N.A. dba Zions Bank identified as account no. ending in 6822, in the name of Borrower and such accounts at any other bank as may supersede that account after the date hereof, which account(s) shall at all times subject to a control agreement, lockbox, blocked account, Deposit Account Control Agreement (DACA) or similar arrangements (each a “Control Agreement”) in favor of MCI; or (b) any other deposit account or securities account consented to in writing by MCI and for which prior to the establishment hereof, the Borrower, MCI and the institution at which such account is to be established have entered into a Control Agreement, in both cases under (a) and (b) above, into which all proceeds of Accounts, General Intangibles and other Collateral and all other payments received in the Lock Box will be deposited and if no Lock Box is required by MCI, then the Lock Box Account will be the only direct depository for all proceeds of Accounts, General Intangibles, other Collateral and all other payments received.

1.40.	“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a Material Adverse Change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Parent Guarantor and such Guarantor’s subsidiaries, taken as a whole, (c) a material impairment of Borrower’s ability to perform its respective obligations under the Loan Documents or of MCI’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of an action taken or omission that is solely in the control of MCI), or (d) a material impairment of the enforceability or priority of the MCI’s liens with respect to the Collateral (other than non- material portions of the Collateral) or the validity or enforceability of the Loan Documents (other than as a result of an action taken or omission that is solely in the control of MCI).

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1.41.	“MCI Expenses” means all of the following: (i) Taxes and insurance premiums required to be paid by Borrower under this Agreement or any of the other Loan Documents which are paid or advanced by MCI; (ii) filing, recording, publication and search fees paid or incurred by MCI and reasonable out-of-pocket fees or charges paid or incurred by MCI’s transactions with any Guarantor, Borrower, or any of their respective subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, environmental audits, fees and charges of MCI (without duplication) imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Guarantor, Borrower or their respective subsidiaries and parent companies; (iii) MCI’s customary fees and charges with respect to the disbursement of funds (or receipt of funds) to or for the account of Borrower (whether by wire transfer, ACH or otherwise), together with any reasonable out-of-pocket costs and expenses incurred in connection therewith; and (iv) the costs, fees (including reasonable attorneys’ and paralegals’ fees) and expenses incurred by or charged to MCI: (a) to examine Borrower and the Collateral, including but not limited to all costs and expenses incurred in connection with examinations and appraisals of Borrower’s Books, records and assets and such other matters as MCI shall deem reasonable and appropriate and subject to the rights and limitations set forth in Section 4.3; (b) to correct any default or enforce any provision of this Agreement, any of the other Loan Documents and any guaranty of the Obligations, whether or not litigation is commenced; (c) in connection with any litigation, contest, dispute, suit, proceeding or action (whether instituted by MCI; Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower’s affairs; (d) in connection with any attempt to enforce any rights of MCI against Borrower or any other Person which may be obligated to MCI by virtue of this Agreement or any of the other Loan Documents, including any Account Debtor or guarantor of Borrower’s Obligations; (e) during the continuation of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (f) in collecting the Accounts and in collecting the Obligations, whether from Borrower, Account Debtors, any Guarantor and/or obligor; (g) in structuring, drafting, reviewing, amending, defending or concerning this Agreement or any of the other Loan Documents; (h) in connection with the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (i) in connection with any consultations regarding this Agreement or any other Loan Documents or preparation therefore, or the financing extended hereunder; (j) in connection with any attempt to inspect, verify, protect, preserve, perfect or continue the perfection of MCI’s Liens upon, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; (k) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred by MCI, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, MCI’s Liens in and to the Collateral, or MCI’s relationship with any Guarantor, Borrower or any of their respective subsidiaries or parent companies. To the extent that MCI Expenses include legal fees and expenses, such legal fees and expenses shall be limited to the reasonable and documented fees and out-of-pocket charges and disbursements of counsel to MCI.

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1.42.	“Maximum Credit Line” has the meaning set forth on Schedule 1.

1.43.	“Merchant Processor” means an entity reasonably acceptable to MCI, that agrees, pursuant to a Merchant Processing Agreement or otherwise, to process the credit card, debit cards, or other sales of Borrower and direct all amounts received for the credit card sales to the account that MCI designates in writing or pursuant to a tri-party agreement reasonably acceptable to MCI.

1.44.	“Merchant Processing Agreement” means the agreement between Merchant Processor and Borrower pursuant to which Merchant Processor agrees to process all electronic payments including credit and debit cards and agrees to remit such amounts as determined by MCI in accordance with the terms thereof and hereof, together with all other instruments, documents, and agreements executed in connection therewith.

1.45.	“Negotiable Collateral” means all of Borrower’s present and future letters of credit, advises of credit, letter of credit rights, notes, drafts, instruments, documents, leases, and chattel paper (including, without limitation, electronic chattel paper), and Borrower’s Books relating to any of the foregoing.

1.46.	“Net Orderly Liquidation Value” or “NOLV” means the orderly liquidation value of Eligible Inventory of Borrower determined pursuant to an appraisal performed by an appraiser satisfactory to MCI, which appraisal shall include, without limitation, as a factor in the determination of orderly liquidation value, net of projected costs and expenses normally incurred in the conduct of a liquidation of all or any portion of the Eligible Inventory.

1.47.	“Net Worth” means, as of any date, the total assets of Borrower minus the total liabilities of Borrower calculated in conformity with GAAP.

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1.48.	“Obligations” means any and all loans, Advances, debts, liabilities (including, without limitation, any and all amounts charged to Borrower’s account pursuant to any agreement authorizing MCI to charge Borrower’s account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to MCI of any kind and description (whether advanced pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other instrument, or by any other agreement between MCI and Borrower and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which MCI may have obtained by assignment or otherwise, and further including, without limitation, all fees as determined on Schedule 1, interest not paid when due and all MCI Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

1.49.	“Over Advance” shall have the meaning set forth in Section 2.1.

1.50.	“Parent Guarantor” shall have the meaning set forth on Schedule 1.

1.51.	“Payment Items” means all checks, wire transfers, drafts and other items of payment payable to the Borrower, including proceeds of any of the Collateral.

1.52.	“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

1.53.	“Request for Advance” means a written request by the Borrower for an Advance from MCI hereunder, which Request for Advance shall include, a Borrowing Base Certificate with content and form reasonably acceptable to MCI and reasonable supporting documents which may include without limitation, invoices and proof of delivery to Account Debtors, invoices for the purchase of Inventory, proof of delivery of the purchased Inventory, proof of payment by the Borrower for such Inventory and such other documents as MCI shall require from time to time.

1.54.	“SOFR” means the per annum rate equal to the secured overnight financing rate for such Business Day as published by CME Group Benchmark Administration Limited (“CBA”) from time to time, on the website of the CBA currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time). The SOFR may not be the lowest or best rate at which MCI calculates interest or extends credit.

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1.55.	“Subordination Agreement” means that certain Subordination Agreement by and between Borrower, Cardinal Health 110, LLC, and MCI entered into on or about the Closing Date.

1.56.	“Subordinating Creditor” means collectively, the Persons and entities listed on Schedule 1 as Subordinating Creditor.

1.57.	“Subordinated Debt” means all of the indebtedness owed by Borrower to any third parties, including the Subordinating Creditor, the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a subordination agreement approved by MCI in its sole and absolute discretion.

1.58.	“Supporting Obligations” means Supporting Obligations as defined in the Code.

1.59.	“Tangible Net Worth” means an amount equal to the stockholders’ equity of the Borrower increased by Subordinated Debt and decreased by intangible assets.

1.60.	“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority (but excluding any tax imposed by any Governmental Authority measured by or based on the net income or net profits of MCI) and all interest, penalties or similar liabilities with respect thereto.

1.61.	“Term” shall have the meaning set forth on Schedule 1.

1.62.	“Term SOFR”, means, for the applicable corresponding tenor, the one-month forward-looking term based on SOFR that has been selected or recommended by the CBA or any successor thereto, in effect as of the date of the respective Advances made to Borrower.

1.63.	“Termination Fee” means: (a) 2% of the Maximum Credit Line if the Agreement is terminated between the Closing Date and a date that is one year after the Closing Date; (b) 1% of the Maximum Credit Line if the Agreement is terminated thereafter; or (c) zero if the Agreement is terminated because Borrower has secured conventional bank financing provided that Borrower sends MCI the bank’s commitment letter together with the notice of termination.

1.64.	“Unrestricted Cash” means all cash and Cash Equivalents of Borrower that, (a) would not be required to appear as “restricted” on a consolidated balance sheet of Borrower and (b) is not controlled by or subject to any Lien in favor of any Person other than Liens created under this Agreement.

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1.65.	“Validity Guarantors” has the meaning set forth on Schedule 1.

1.66.	“Value” means with reference to the value of Collateral, value determined on the basis of: (a) for Eligible Accounts, the invoice amount less known offsets, dilution and any other invoice reduction actual or anticipated by MCI and (b) for Eligible Inventory, the lesser of (i) the Net Orderly Liquidation Value of such Eligible Inventory, or (ii) the cost of finished goods in respect of such Eligible Inventory.

1.67.	“Working Capital” means the amount determined by subtracting the aggregate amount of Borrower’s current liabilities from the aggregate amount of Borrower’s current assets. Borrower’s current liabilities and current assets shall be determined in accordance with GAAP consistently applied.

1.68.	Other Definitional Provisions. References to “Sections”, “subsections”, and “Exhibits” shall be to Sections, subsections, and Exhibits, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any Person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

2.	LOANS AND TERMS OF PAYMENT.

2.1.	Manner of Borrowing Advances (revolving loans). Borrowings under the credit facility established hereunder shall be as follows and subject to the terms and conditions and relying upon the representations and warranties herein set forth:

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2.1.	Advance Requests.

(a)	A Request for Advance (also known as a revolving loan) shall be made, or shall be deemed to be made, in the following manner: Borrower may give MCI notice of its intention to borrow, in which notice, Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 AM (Eastern Time) on the day preceding the proposed borrowing date, and shall provide an updated Borrowing Base Certificate at the time of each request for an Advance. MCI may make advances to Borrower (each, an “Advance”), in MCI’s sole and absolute discretion, up to the Borrowing Base and not to exceed the Maximum Credit Line. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

(b)	Notwithstanding the foregoing:

A.	The aggregate principal amount of the outstanding balance at any time to the Borrower shall not exceed the Maximum Credit Line, provided, however, that if, at any time of for any reason, there is an Over Advance (as defined below), Borrower shall immediately pay to MCI, in cash, the amount of such excess.

B.	No such Request for Advance may be made (i) at a time when there exists an Event of Default; or (ii) unless payment is timely made by Borrower; provided, however, that if payment is not timely made by Borrower, the becoming due of any amount required to be paid under the Loan Documents as principal, accrued interest, fees, MCI Expenses or other charges shall be deemed, at MCI’s option, to be an irrevocable Request for an Advance in an aggregate amount required to pay such amounts owed, and the proceeds of each such Advance or revolving loan may be disbursed by MCI by way of direct payment of the relevant Obligation and shall bear interest at the rate of interest applicable to the Daily Balance, for any amount required to be paid under this Agreement or any of the other Loan Documents, as principal, accrued interest, fees or MCI Expenses (“Direct Payment”).

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C.	As an accommodation to Borrower, MCI may permit electronic transmittal of instructions or requests for Advances, authorizations, agreements or reports to MCI by Borrower, received from any one or more of the authorized officers or other Personnel of the Borrower identified on Exhibit B hereto. Pursuant to the terms hereof, Borrower will deliver to MCI, from time to time, Requests for Advances and authorized signature cards from Borrower to MCI to indicate which of Borrower’s employees and officers are authorized to provide and request information, including Advances from MCI on behalf of the Borrower, all of which is subject to the procedures set forth herein. The Borrower specifically requests that MCI agree to accept any facsimile signature on any Requests for Advances, authorized signature card or any notice which MCI in its sole discretion believes to have been sent or forwarded to MCI by one of the Borrower’s authorized officers or employees. The Borrower hereby agrees to follow up any of said facsimile transmissions with the original of same no later than the next business day following any such facsimile transmission. In addition to the other indemnifications set forth herein, the Borrower hereby indemnifies and holds all Indemnitees (as defined below) harmless from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and from costs and expenses (including without limitation reasonable attorney’s fees) arising directly or indirectly, in whole or in part, out of the negligence, willful misconduct, misuse or unlawful or unauthorized use of any facsimile message or, facsimile signature or signatures of any Person or Persons, including the Borrower or its partners, officers, directors, agents or employees, whether within or beyond the scope of such individual’s duties or authority thereunder. Further, the Borrower agrees to assume full responsibility for any and all Advances and actions taken by MCI in reliance upon any facsimile transmission or, facsimile signature or signatures of any Person or Persons, including the Borrower or its partners, officers, directors, agents or employees, signing on behalf of the Borrower. Borrower agrees that MCI shall not be responsible for any communication or miscommunication by any individual claiming to or which MCI in its discretion believes to have proper authority to give any facsimile transmission. Unless Borrower specifically directs MCI in writing not to accept or act upon telecopied or electronic communications from Borrower, MCI shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of MCI’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to MCI electronically and purporting to have been sent to MCI by Borrower and MCI shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

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D.	All of the Advances made pursuant to this Section 2.1 and any supplement, if any, to this Agreement shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the amount of Advances made pursuant to Section 2.1 and such supplement, if any, exceed the percentage or dollar limitations set forth in Section 2.1 and in such supplement, as applicable, or if all of Borrower’s Obligations, at any time and for any reason, exceed the Maximum Credit Line or any of the limitations set forth in Section 2.1 (each, an “Over Advance”), then Borrower shall immediately pay to MCI, in cash, the amount of such excess.

(c)	Reserves. Anything to the contrary in this Section 2.1 notwithstanding, with two (2) business days prior written notice (which notice may be provided via email) to Borrower, MCI shall have the right to establish reserves in such amounts, in its reasonable discretion, shall deem necessary or appropriate, against the Borrowing Base, with respect to (i) sums that Borrower is required to pay (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay (beyond any notice or cure period) under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrower and which Borrower has failed to pay (beyond any notice or cure period) to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable discretion of MCI likely would have a priority superior to the MCI’s Liens (such as liens or trusts (whether statutory or otherwise) in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts (whether statutory or otherwise) for ad valorem, excise, sales, or other taxes where given priority under Applicable Laws) in and to such item of the Collateral, (iii) the valuation of Collateral securing any Accounts and Inventory pursuant to such methodologies and in reliance upon such appraisals, experts and other sources as MCI may find appropriate in its reasonable discretion.

2.2.	Disbursement. Borrower hereby irrevocably authorizes MCI to disburse the proceeds of each Advance requested, or deemed to be requested, pursuant to Section 2.1 as follows: (i) the proceeds of each Advance requested under Section 2.1 other than Direct Payments, shall be disbursed by MCI in lawful money of the United States of America in immediately available funds within one business day of MCI having accepted such Request for Advance, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or ACH transfer to such bank account as may be agreed upon by Borrower and MCI from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Direct Payment shall be disbursed by MCI by way of direct payment of the relevant interest or other Obligation.

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2.3.	Payments. The Borrower promises to repay all Obligations when due in accordance with the terms of this Agreement or the other Loan Documents. All payments with respect to any of the Obligations shall be made to MCI on the date when due or before, in U.S. Dollars ($) and in immediately available funds, without any offset or counterclaim, as per the payment instructions found in Exhibit H. Except where evidenced by notes or other instruments issued or made by Borrower to MCI specifically containing payment provisions which are in conflict with this Section 2.3 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

(a)	Principal. Principal payable on account of Advances shall be payable by Borrower to MCI immediately upon the earliest of (i) the receipt by MCI or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) Collateral no longer being eligible for funding hereunder (the “Ineligible Collateral”), to the extent of the amount of the Ineligible Collateral, (iii) the occurrence of an Event of Default in consequence of which MCI elects to accelerate the maturity and payment of the Obligations, (iv) termination of this Agreement pursuant to Section 3 hereof; provided, however, that if an Over Advance condition shall exist at any time, Borrower shall, immediately repay the Obligations to the extent necessary to eliminate the Over Advance condition.

(b)	Interest. Interest accrued on the Advances shall be due and payable on the earliest of (i) the fifth (5th) calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month; (ii) the occurrence of an Event of Default in consequence of which MCI elects to accelerate the maturity and payment of the Obligations; and (iii) termination of this Agreement pursuant to Section 3 hereof. Interest will accrue on a daily basis and will be billed to the Borrower on the first (1st) of each month (for accruals from the previous calendar month) payable not later than the fifth (5th) of that month as stated above. At its option, MCI may debit such amounts, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest at the rate then provided under this Agreement.

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(c)	Costs, Fees and Charges. MCI may collect a “late charge” equal to five percent (5%) of any installment of interest or principal, or of any Taxes, assessments and insurance paid by MCI which is not paid or reimbursed by the Borrower within ten (10) days of the due date thereof to cover the extra expense involved in handling such delinquent payment. All costs, fees charges and MCI Expenses payable pursuant to this Agreement shall be payable by Borrower as and when incurred, to MCI. At its option, MCI may debit such amounts, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest at the rate then provided under this Agreement.

(d)	Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to MCI as and when provided in this Agreement, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

(e)	Interest Rates. All Obligations owed by Borrower to MCI shall bear interest, on the calculated Daily Balance owing, at a rate set forth on Schedule 1 as the “Governing Rate”. Upon and after the occurrence of an Event of Default and during the continuation thereof and upon and after judgment, all Obligations owed by Borrower to MCI shall, at the election of MCI, without constituting a waiver of any such Event of Default, bear interest on the calculated Daily Balance owing, at the Default Rate (as defined on Schedule 1). All interest chargeable under this Agreement shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

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A.	Maximum Interest. Regardless of any provision contained in this Agreement or any other agreement or document executed in connection herewith, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by MCI pursuant to the terms of this Agreement or any other Loan Documents and that are deemed interest under Applicable Laws exceed the highest rate permissible under any Applicable Laws. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by MCI of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle MCI to charge or receive in any event, interest or any charges, amounts premiums or fees deemed interest by Applicable Laws (such interest, charges, amounts, premiums and fees referred to herein collectively as “Interest”) in excess of the maximum rate allowable under Applicable Laws and in no event shall Borrower be obligated to pay Interest exceeding such maximum rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the maximum rate allowable under Applicable Laws shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such maximum rate. If any Interest is charged or received in excess of the maximum rate allowable under Applicable Laws (“Excess”), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and MCI does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2 of this Agreement and the maximum rate of interest allowable under Applicable Laws, such an unintentional result could inadvertently occur. All monies paid to MCI hereunder or under any other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Laws. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against MCI, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the maximum rate allowable under Applicable Laws. For the purpose of determining whether or not any Excess has been contracted for, charged or received by MCI, all interest at any time contracted for, charged or received from Borrower in connection with this Agreement and any other agreement or document executed in connection herewith, any of the Loan Documents shall, to the extent permitted by Applicable Laws, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and MCI shall, to the maximum extent permitted under Applicable Laws, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recommitted by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

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B.	Payment of Interest. All interest payable by Borrower shall be due and payable on the fifth (5th) day of each calendar month during the term of this Agreement and MCI shall bill Borrower as stated in 2.3(b) above, at its option, charge such interest and any and all MCI Expenses to Borrower’s Loan Account with MCI, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest at the rate then provided under this Agreement.

(f)	Requests for Advances, Other Required Information and Authorizations. Concurrent with the delivery of the Requests for Advances or any other information required by MCI in connection with an advance (collectively the “Other Information”), Borrower shall provide a written report to MCI of all returns and all material disputes and claims, together with sales and other reports relating to the Accounts and Inventory as required by MCI. If Borrower fails to deliver to MCI the Request for Advance or the Other Information on the date when due, then notwithstanding any of the provisions contained in Section 2.1 or in any other Loan Document to the contrary, MCI shall not make any Advances to Borrower until the Request for Advance, or the Other Information is delivered to MCI. MCI is hereby authorized to make the loan and the extensions of credit provided for in this Agreement based upon emailed or other instructions and transaction reports received from any one of the authorized Personnel of Borrower identified on Exhibit B, or, at the discretion of MCI, if such extensions of credit are necessary to satisfy any Obligations of Borrower to MCI. Although MCI shall make a reasonable effort to determine the Person’s identity, MCI shall not be responsible for determining the authenticity of any such telecopied instructions and MCI may act on the instructions of anyone it perceives to be one of the authorized Personnel identified on Exhibit B.

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(g)	Collections. Borrower shall instruct all of its Account Debtors to make payments solely to the Lock Box and Lock Box Account, as the case may be, as previously described. MCI or MCI’s designee may, at any time, notify customers or Account Debtors of Borrower that the Accounts have been assigned to MCI and that MCI has a security interest therein, MCI may confirm the validity and/or amount of the Accounts, collect them directly, and charge the collection costs, if any, and expenses to Borrower’s Loan Account, but, unless and until MCI does so or gives Borrower other written instructions, the collection of all the Accounts shall be made in accordance with the terms and conditions of this Agreement. Borrower agrees that, if for any reason Borrower receives, contrary to this Agreement, direct payments in connection with the Accounts, General Intangibles and/or any other Collateral, all such payments received by Borrower shall be held in trust for MCI as MCI’s trustee and shall be remitted to MCI in kind within twenty-four (24) hours of receipt. The receipt of any wire transfer, check or other item of payment by MCI shall be deemed to have been paid to MCI on the Collection Date (as defined in Schedule 1). In the event the Borrower fails to comply with the provisions of this Section 2.3(g), in addition to all other remedies of MCI hereunder, Borrower shall pay a Misdirection Fee of 0.07% of the amount of the funds which are not remitted to MCI as required herein (the “Misdirected Funds”) for each day that the Misdirected Funds are not remitted to MCI. Nothing provided herein shall in any manner authorize the Borrower to misdirect funds as prohibited by this Agreement.

(h)	Merchant Processing Agreement.

A.	During the term of this Agreement, Borrower shall maintain a processing relationship for all its credit card and debit card sales with Merchant Processor. The Borrower shall not change or add a new Merchant Processor without the prior written consent of MCI and such Merchant Processor shall be subject to the Merchant Processing Agreement.

B.	Borrowers and Merchant Processor have entered into the Merchant Processing Agreement, pursuant to which Merchant Processor will process the Borrower’ electronic cash receipts including but not limited to credit card receipts and debit card receipts, and Borrower shall be at all times in full compliance with the terms of the Merchant Processor Agreement. Borrower shall promptly notify MCI in writing of a material default, or of any written notice received by Borrower of any default, under the Merchant Processor Agreement.

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C.	The Merchant Processor Agreement shall provide that all the amounts received for credit card sales to be deposited or transferred daily into the Lock Box Account or any other account as designated by MCI in writing and which is either in the name of MCI or subject to a Control Agreement for the benefit of MCI. Borrower shall not change remittance instructions to the Merchant Processor without the prior written consent of MCI and shall not in any way interfere with the notification or remittance instructions provided by MCI to Merchant Processor.

(i)	Monthly Statements. MCI shall render monthly statements of the Obligations owing by Borrower to MCI, including statements of all principal, interest, and MCI Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and MCI unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to MCI, by registered or certified mail, at MCI’s address indicated in Section 13, written objection thereto specifying the error or errors, if any, contained in any such statement and MCI in its good faith discretion determines such exceptions are accurate and makes an appropriate adjustment. In the event that Borrower fails to receive such monthly statement for a particular month, Borrower hereby agrees and acknowledges that it shall likewise be obligated to notify MCI in writing no later than forty-five (45) days from the end of each such month. If Borrower fails to so notify MCI of same then said monthly statement shall be deemed to have been sent and delivered to Borrower and shall be final and conclusive on Borrower. At MCI’s request, Borrower shall execute and deliver to MCI from time to time, promissory notes in form and content satisfactory to MCI to evidence the balances owing in Borrower’s Loan Account, but notwithstanding any such request for or delivery of such notes, such statements of account shall be prima facie evidence of the loans and, to the extent intended by MCI to be included therein, other Obligations owing to MCI by Borrower.

(j)	Fees and Reimbursement of Expenses

A.	Borrower will pay to MCI those fees set forth on Schedule 1.

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B.	Borrower will pay to MCI all MCI Expenses. All MCI Expenses shall be Obligations secured by all of the Collateral, shall be payable on demand to MCI, and shall bear interest from the date such demand is made until paid in full at the rate applicable to the Daily Balance from time to time.

C.	Borrower shall pay to MCI, ON DEMAND, any and all reasonable fees, costs or expenses which MCI pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person or entity on behalf of Borrower, by MCI, of proceeds of Advances made by MCI to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Borrower, of any check or item of payment received or delivered to MCI on account of the Obligations.

(k)	Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by MCI from or on behalf of Borrower, and Borrower does hereby irrevocably agree that MCI shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by MCI or its agent against the Obligations, in such manner as MCI may deem advisable. If as the result of collections of Borrower’s Advances and Accounts a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

(l)	All Advances to Constitute One Obligation. The Advances shall constitute one general Obligation of Borrower and shall be secured by MCI’s Lien upon all of the Collateral.

(m)	Loan Account. MCI shall establish an account on its books (the “Loan Account”) and shall enter all advances as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to MCI, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

3.	TERM AND TERMINATION

3.1.	The Agreement will have a term equal to the Term (as defined on Schedule 1).

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3.2.	Borrower may terminate the Agreement at any time with sixty (60)-day prior written notice to MCI and subject to the payment of the Termination Fee. Any notice of termination by Borrower, however, and notwithstanding payment in full of all Obligations by Borrower, is conditioned on Borrower’s delivery, to MCI, of a general release in a form reasonably satisfactory to MCI. MCI shall not be required to file or record any terminations or satisfactions of any of MCI’s security interests unless and until Borrower and all Guarantors have executed and delivered to MCI said general release and Borrower shall have no authority to file or record any terminations or satisfactions without MCI’s express written consent.

3.3.	MCI may terminate this Agreement, for any or no reason, upon not less than sixty (60) days’ prior written notice to Borrower, provided, however, that upon the occurrence of an Event of Default, MCI may terminate this Agreement at any time without notice.

3.4.	On the date of a termination by Borrower or MCI, all Obligations shall become immediately due and payable without notice or demand and shall be paid to MCI in cash or by a wire transfer of immediately available funds.

3.5.	Notwithstanding anything to the contrary, any termination of the Agreement shall not affect MCI’s security interest and its right to collect any Accounts, Inventory and the rest of the Collateral, and the Agreement shall continue to be effective, until all Obligations incurred hereunder have been completed and satisfied in full.

3.6.	Notice of termination by Borrower or MCI under this Section 3 shall be effectuated by (i) the mailing of a certified letter, return receipt requested or (ii) email correspondence provided that such email correspondence is a scan or a portable document format file or equivalent (also known as a “PDF file”) of a letter written on the letterhead of the party providing the notice, in which case it shall have been deemed to be duly given upon receipt by the recipient via email which provides proof of receipt or at the time shown in any type of delivery confirmation report, at the email addresses as set forth below or at the email addresses that the parties shall designate by written notice to the other party.

4.	CREATION OF SECURITY INTEREST

4.1.	Grant of Security Interest. Borrower hereby grants to MCI a continuing security interest in all of Borrower’s right, title and interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to MCI and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. MCI’s security interest in the Collateral shall attach to all Collateral without further act on the part of MCI or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon written request therefore from MCI, endorse and assign such Negotiable Collateral over to MCI and deliver actual physical possession of the Negotiable Collateral to MCI.

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4.2.	Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, MCI or MCI’s designee may notify Account Debtors and/or obligors of Borrower that Borrower’s Accounts, chattel paper, or General Intangibles have been assigned to MCI or that MCI has a security interest therein. Borrower agrees that it will hold in trust for MCI, as MCI trustee, any of its collections that are Collateral that it receives and immediately will deliver such collections to MCI. Borrower further agrees that it will, without compensation of any nature from MCI, take all actions necessary to assist MCI or any of its designees in taking possession of and/or collecting, as applicable, Borrower’s Accounts, chattel paper, or General Intangibles, all as more fully set forth in this Agreement. Borrower acknowledges that its undertaking herein is a material inducement for MCI to enter into, and make Advances under, this Agreement.

4.3.	Right to Examine and Inspect. In order to verify the validity of any Request for Advance and from time to time hereafter, Borrower shall, upon the request of MCI, upon not less than 48 hours advance written notice to Borrower (unless there is an Event of Default which is continuing in which case request may be immediate), promptly furnish MCI and/or any MCI employee, officer, agents or other designees or professionals selected by MCI, with Borrower’s financial, accounting, accounts receivable, invoicing records, inventory and all other Collateral and supporting documents, and with copies of Borrower’s purchase orders, sales journals, invoices, chattel paper, customer’s purchase orders, or the equivalent, and original shipping or delivery receipts for all Inventory purchased and goods sold, and Borrower shall warrant the genuineness thereof. In addition, MCI shall be entitled to: (i) from time to time after an Event of Default has occurred and is continuing to communicate directly with any and all Account Debtors to verify the existence and terms thereof; (ii) from time to time but it no case less than quarterly and upon not less than 48 hours advance written notice to Borrower (unless there is an Event of Default which is continuing in which case no notice shall be required), conduct or have any agent, employee, officer, designee or third party to conduct field examinations of Borrower’s Books, business operations, Inventory, Borrower’s financial, accounting, accounts receivable, invoicing records, and all other Collateral and supporting documents and to check and test the same as to quality, quantity, value and condition (“Field Exams”) and (iii) from time to time but in no case less than annually and upon not less than 48 hours advance written notice to Borrower (unless there is an Event of Default which is continuing in which case no notice shall be required), check, test, and appraise the Collateral or any portion thereof, in order to verify any of Guarantors’ and Borrower’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral (“Appraisals”). Borrower shall reimburse or pay to MCI all costs, expenses and charges incurred by MCI in the exercise of the foregoing provisions, (a) at any time from and after the occurrence and during the continuance of an Event of Default, and (b) at all other times, with respect to four (4) Field Exams in a twelve-month period and to one (1) Appraisal in a twelve-month period, and the amount charged shall be deemed included in the “Obligations” when incurred, and shall thereafter accrue interest at the rate then provided under this Agreement, and at MCI’s option, may be charged as an Advance hereunder. The Field Exams and Appraisals may be “desktop” or “in-Person” as determined by MCI in its sole discretion.

4.4.	Setoff. All sums at any time standing to the Borrower’s credit on the MCI’s books and all of the Borrower’s property at any time in the MCI’s possession, or upon or in which MCI has a lien or security interest shall be security for all Obligations. In addition to and not in limitation of the above, with respect to any deposits or property of the Borrower in MCI’s possession or control, now or in the future, MCI shall have the right to setoff all or any portion thereof, at any time, against any Obligations hereunder, even though unmatured, without prior notice or demand to the Borrower.

4.5.	Continuation of Security Interest. Notwithstanding termination of this Agreement, until all Obligations, contingent or otherwise, have been fully repaid and performed, MCI shall retain its security interest in all presently owned and hereafter arising or acquired Collateral, and Borrower shall continue to immediately deliver to MCI, in kind, all collections received respecting the Accounts.

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4.6.	Perfection of Security Interest. Borrower shall execute or authenticate and deliver to MCI, concurrent with Borrower’s execution of this Agreement, and at any time or times hereafter at the request of MCI, and does hereby authorize MCI on its behalf to file, all financing statements, continuation financing statements, security agreements, assignments, endorsements, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that MCI may reasonably request, in form satisfactory to MCI, to perfect and maintain perfected MCI’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. MCI may at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Borrower or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 of the Code (“RA9”) for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to MCI promptly upon request. Any such financing statements, continuation statements or amendments may be signed or authenticated by MCI on behalf of the Borrower, as provided in Section 4.8, and may be filed at any time in any jurisdiction whether or not RA9 is then in effect in that jurisdiction. The Borrower shall at any time and from time to time, whether or not RA9 is in effect in any particular jurisdiction, take such steps as MCI may reasonably request for MCI (a) to obtain an acknowledgment, in form and substance satisfactory to MCI, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for MCI, (b) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in RA9 with corresponding provisions in Sections 9-104, 9-105, 9-106 and 9-107 relating to what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to MCI, and (c) otherwise to insure the continued perfection and priority of MCI’s security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness of RA9 in any jurisdiction.

4.7.	Access to Borrower’s Books. MCI (through any of its officers, employees or agents) shall have the right, at any time or times hereafter and upon not less than 48 hours advance written notice to Borrower (unless there is an Event of Default which is continuing in which case no notice shall be required), during Borrower’s usual business hours, or during the usual business hours of any third-party having control over the records of Borrower, to inspect and verify Borrower’s Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower’s financial condition.

4.8.	Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints MCI (and any of MCI’s officers, employees or agents designated by MCI) as Borrower’s true and lawful attorney with power:

(a)	To sign or authenticate the name of Borrower on any of the documents described in Section 4.6 or on any other similar documents which need to be executed, recorded and/or filed in order to perfect or continue perfected MCI’s security interest in the Collateral;

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(b)	To endorse Borrower’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into MCI’s possession;

(c)	After the occurrence of an Event of Default, to notify the post office authorities to change the address for delivery of Borrower’s mail to an address designated by MCI, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward, within two (2) business days of MCI’s receipt thereof, all other mail to Borrower.

(d)	At any time that an Event of Default is continuing, make, settle, and adjust all claims under such Borrower’s policies of insurance and make all determinations and decisions with respect to such policies of insurance.

(e)	Settle and adjust disputes and claims respecting Borrower’s Accounts, chattel paper, or General Intangibles directly with Account Debtors and applicable financial institutions.

(f)	To do all things to carry out this Agreement and the Loan Documents.

The appointment of MCI as Borrower’s attorney, and each and every one of MCI’s rights and powers, being coupled with an interest, are irrevocable so long as any Accounts in which MCI has a security interest remain unpaid and until all of the Obligations have been fully paid and performed. The Borrower ratifies and approves all acts of the attorney. Neither MCI nor its employees, officers or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law made in good faith except for gross negligence or willful misconduct. MCI may file one or more financing statements disclosing MCI’s security interest without the Borrower’s signature appearing thereon.

4.9.	Sale of Inventory. Until the occurrence of an Event of Default by Borrower under this Agreement, Borrower may, subject to the provisions hereof and consistent herewith, sell or lease the Inventory, but only in the ordinary course of Borrower’s business. A sale or lease of Inventory in Borrower’s ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower, nor does it include an exchange for less than reasonably equivalent value.

4.10.	Commercial Tort Claims. If the Borrower shall at any time acquire a commercial tort claim, as defined in the Code, the Borrower shall immediately notify MCI in a writing signed by the Borrower of the brief details thereof and grant to MCI in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to MCI.

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5.	CONDITIONS PRECEDENT AND SUBSEQUENT

5.1.	Conditions Precedent to the Initial Advance. The initial Advance by MCI hereunder or any other Loan Documents, is subject to the fulfillment, to the satisfaction of MCI in its sole option, of each of the following conditions precedent:

a.	MCI shall have received and be satisfied with financing statements (form UCC-1) in form satisfactory for filing and recording with the appropriate Governmental Authorities.

b.	MCI shall have received and be satisfied with certified extracts from the minutes of the meetings or written consents (as applicable) of Borrower’s members and/or managers or board of directors (i) authorizing the execution, delivery and performance of the Loan Documents, (ii) authorizing borrowings and the granting of the security interest provided for herein, (iii) authorizing specific officers to execute and deliver the agreements provided for herein, and (iv) attesting to the incumbency and signatures of such specific officers or directors of such Persons.

c.	MCI shall have received and be satisfied with a certified copy of Borrower’s Governing Documents and any amendments thereto, a certificate of good standing showing that Borrower is in good standing under the laws of the State of its formation and certificates indicating that Borrower has qualified to transact business and is in good standing in any other state in which the conduct of its business or its ownership of property requires that it be so qualified.

d.	MCI shall have received and be satisfied with MCI’s business, legal and collateral due diligence and received copies of record searches including UCC searches, tax Lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which MCI may require and in such form as MCI may require, in order to reflect, perfect or protect the priority of MCI’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement.

e.	MCI shall have received completed reference checks (including Personal credit reports, tax lien and litigation histories) with respect to Borrower, its affiliates and each of the executive officers, the results of which are satisfactory to MCI in its sole discretion;

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f.	Borrower shall have paid all MCI Expenses incurred in connection with the transactions evidenced by this Agreement and all fees payable on the Closing Date in accordance with this Agreement, in each case, to the extent then due and payable as of the Closing Date.

g.	MCI shall have received and be satisfied with a fully completed Request for Advance, dated as of the date of any requested funding, and certified as being true and correct by any one of the Authorized Parties.

h.	Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of the Loan Documents or with the consummation of the transactions contemplated thereby or for the conduct of their respective businesses.

i.	MCI shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all Taxes upon Borrower or its respective properties, assets, income, and franchises (including real property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such Taxes that are the subject of a protest which has been instituted promptly and prosecuted diligently in good faith by Borrower.

j.	Evidence satisfactory to MCI that Borrower has obtained insurance policies or binders, with such insurers and in such amounts as may be acceptable to MCI, respecting the tangible Personal property comprising the Collateral and naming MCI as a loss payee on a MCI’s loss payee endorsement acceptable to MCI in its sole discretion.

k.	MCI shall have received a payoff letter executed by each Person holding the Liens securing the Existing Indebtedness, which letter shall include an agreement by such Person, upon receipt of a specified amount, to release such Liens, and which letter shall otherwise be in form and substance satisfactory to MCI.

l.	MCI shall have received and be satisfied with a Control Agreement over the Lock Box Account in form reasonably acceptable to MCI, from Zions Bancorporation, N.A. dba Zions Bank, or any other bank or financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and which has been approved by MCI in its sole discretion.

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m.	RESERVED.

n.	MCI shall have confirmed the receipt and effectiveness in writing of all the Loan Documents, in form and substance satisfactory to MCI in its sole option, duly executed, and each such document shall be in full force and effect.

o.	MCI shall have received and be satisfied with separate subordination agreements, in a form acceptable to MCI in its sole discretion, duly executed and delivered by each Subordinating Creditor, respectively, to MCI.

p.	MCI shall have received and be satisfied with landlord consents and waivers and/or lien subordination agreements for all of Borrower’s leased locations.

q.	MCI shall have received and be satisfied with evidence satisfactory to MCI that Borrower has instructed all of its Account Debtors, customers and other parties obligated in respect of the Accounts, General Intangibles and other Collateral that all payments made on any Account, General Intangibles and other Collateral shall be remitted directly and solely to the Lock Box or Lock Box Account as MCI determines.

r.	Such other matters set forth on Schedule 1.

5.2.	Conditions Precedent to the Subsequent Advances. Any subsequent Advances by MCI hereunder or any other Loan Documents, are subject to the fulfillment, to the satisfaction of MCI in its sole option, of each of the following conditions precedent:

a.	the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent otherwise qualified by materiality, in which case it shall be true and correct in all respects) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case they shall be true and correct in all material respects (except to the extent otherwise qualified by materiality, in which case it shall be true and correct in all respects) as of such earlier date)).

b.	no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

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c.	no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, MCI, or any of their affiliates.

d.	no Material Adverse Change shall have occurred.

e.	Borrower shall have delivered to MCI a Compliance Certificate, which shall evidence Borrower’s compliance with each covenant set forth at Section 7, as of the date of such Advance.

f.	Borrower shall have delivered a Control Agreement for each deposit account maintained by or for the benefit of Borrower.

g.	Borrower shall have delivered to MCI a current Borrowing Base Certificate.

h.	the conditions precedent to the initial Advance set forth in Section 5.1 shall remain satisfied.

6.	BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until the Obligations have been repaid in full:

6.1.	Existence and Rights.

a.	The chief executive office of Borrower is at the address specified on Schedule 1;

b.	Borrower is an entity described on Schedule 1 duly organized and existing under the laws of the State of Organization (as defined on Schedule 1), has the organizational identification number set forth on Schedule 1 and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified;

c.	Borrower has the right and power to enter into this Agreement and each of the other Loan Documents;

d.	Borrower has the power, authority, rights and franchises to own its property and to carry on its business as now conducted;

e.	Borrower has no investment in any other business entity;

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f.	The Borrower’s exact legal name is set forth in the first paragraph of this Agreement;

g.	Borrower is not currently subject to, and has no intention of commencing, any bankruptcy or Insolvency Proceeding. Borrower is solvent and will not be rendered insolvent by the transactions contemplated by this Agreement. Borrower does not have any intent to hinder, delay, or defraud any of its creditors in connection with the transactions contemplated by this Agreement.

6.2.	Agreement Authorized. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents: (a) have been duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and (b) shall not constitute a breach of any provision contained in Borrower’s Governing Documents.

6.3.	Binding Agreement. This Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

6.4.	No Conflict. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents: (a) shall not constitute an event of default under any agreement, indenture or undertakings to which Borrower is a party or by which it or any of its property may be bound or affected; (b) are not in contravention of or in conflict with any law or regulation; and (c) do not cause any Lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof other than the security interests granted to MCI in the Collateral.

6.5.	Litigation. Except as set forth on Exhibit C, there are no actions or proceedings pending by or against Borrower, its executive officers or any Guarantor before any court or administrative agency, and Borrower has no knowledge or belief of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower, its executive officers or any Guarantor, except for ongoing collection matters in which Borrower is the plaintiff and except as heretofore disclosed, in writing, to MCI. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental or regulatory authority.

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6.6.	Financial Condition. All financial statements and information relating to Borrower which have been delivered by Borrower to MCI have been prepared in accordance with GAAP, unless otherwise stated therein, and fairly and reasonably present Borrower’s financial condition. There has been no Material Adverse Change since the date of the most recent of such financial statements submitted to MCI. Borrower has no knowledge of any liabilities, contingent or otherwise, which are not reflected in such financial statements and information, and Borrower has not entered into any special commitments or contracts which are not reflected in such financial statements or information which may have a materially adverse effect upon Borrower’s financial condition, operations or business as now conducted.

6.7.	Tax Status. Borrower has no liability for any delinquent state, local or federal Taxes, except as shown on Exhibit F.

6.8.	Title to Assets. Borrower has good title to all its assets and the Collateral and the same are not subject to any Liens or encumbrances other than those permitted by Section 6.12(a) and as shown on Exhibit G.

6.9.	Licenses and Authorizations. Borrower has all permits, licenses, provider numbers, accreditations, certifications, authorizations, approvals, consents and agreements of all Account Debtors, governmental agencies and instrumentalities, accreditation agencies and any other Person or entity necessary or required for the Borrower to own the assets that it now owns, to carry on its business as now conducted, to execute, deliver and perform this Agreement, including any other documents contemplated hereby, and to receive payments from the Account Debtors; and the Borrower has not been notified by any such Account Debtor, governmental agency or instrumentality, accreditation agency or any other Person or entity that any such Account Debtor, agency, instrumentality or other Person or entity has rescinded or not renewed, or intends to rescind or not renew, any such permit, license, provider number, accreditation, certification, authorization, approval, consent or agreement granted by it to the Borrower or to which it and the Borrower are parties.

6.10.	Trademarks and Patents. Borrower, as of the Closing Date, possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses, permits, to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

6.11.	Environmental Quality and Legal Compliance.

(a)	Borrower has in the past and is currently in compliance with any and all Environmental and Social Laws and Labor Laws.

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(b)	Borrower has in the past and is currently in compliance with any and all federal, state and local statutes, laws and regulations concerning the conduct of its business and its operations.

(c)	Borrower is not aware after due inquiry that it is under investigation by any state or federal agency designed to enforce Environmental and Social Laws and Labor Laws either in its jurisdiction or any other relevant jurisdiction or any environmental, health and safety guidelines of Borrower and MCI. Borrower has not received nor is aware of any existing or threatened complaint, order, directive, claim, citation or notice from any Governmental Authority or any material written communication from any Person with respect to any aspect of its compliance with any matter covered by the Environmental and Social Law, Labor Law or any environmental, health and safety guidelines of Borrower and MCI.

(d)	Borrower is currently and shall at all times be in full compliance with all applicable regulations of the US Food and Drug Administration as well as all other federal, state and local agencies having jurisdiction over the Borrower and its business.

(e)	To the best of its knowledge and belief after due inquiry, Borrower is not in violation of any statute or regulation of any Governmental Authority.

(f)	There are not present in, on or under any business location of Borrower, including, without limitation, the Approved Locations, any hazardous substances in such form or quantity as to create any material liability or obligation for Borrower or MCI under the common law of any jurisdiction or under any Environmental and Social Laws, and no hazardous substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under any business location of Borrower, including, without limitation, the Approved Locations, in such a way as to create any such material liability;

6.12.	Accounts, General Intangibles and Negotiable Collateral.

a.	Borrower has good and marketable title to the Accounts, the General Intangibles and the Negotiable Collateral, free and clear of Liens, claims, security interests, or encumbrances (except as held by MCI, and except as may be specifically consented to, in advance and in writing, by MCI); at the time of their assignment to MCI the Accounts will be bona fide existing obligations created by the sale, license or lease of goods or the rendition of services to Account Debtors in the ordinary and usual course of business and will be owed to Borrower without any known defenses, disputes, offsets or counterclaims, or any rights of return or cancellation; Borrower shall have received no notice of actual or imminent bankruptcy or insolvency or Insolvency Proceeding of any Account Debtor at the time the Account due from such Account Debtor is created; and in accordance with prudent credit policies, the Account Debtor shall be able to timely discharge all of its Indebtedness to Borrower;

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b.	Borrower shall deliver to MCI, as MCI may from time to time require, original delivery receipts, customer’s purchase orders, time tickets or other proofs of services as appropriate in Borrower’s business, airbills, shipping instructions, bills of lading and other documentation respecting shipment arrangements as applicable to each purchase by Borrower of an Account. Absent such a request by MCI, copies of all such documentation shall be held by Borrower as custodian for MCI;

c.	Each Eligible Account will be due and payable in accordance with the terms set forth in Section 1.14, or on such other terms approved, in writing, by MCI in advance of the creation of such Account, and such terms shall be expressly set forth on the face of the invoice for such Account.

6.13.	Inventory and Equipment.

a.	The Inventory and Equipment are currently located only at the locations identified on Exhibit E;

b.	All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects;

c.	The Inventory and Equipment are and shall remain free from all Liens, claims, encumbrances, and security interests (except as held by MCI, and except as may be specifically consented, in advance and in writing, by MCI);

d.	The Inventory is not now stored with a bailee, warehouseman or similar party except with those bailees, warehousemen or similar parties with which MCI has entered into a landlord waiver, consent or lien subordination agreement or equivalent arrangement at MCI’s satisfaction; and

e.	Borrower currently keeps correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its cost therefore.

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f.	All rent, taxes and fees due by Borrower in connection with any Approved Location have been paid in full and Borrower is not in default under any warehouse agreement, lease or other agreement with respect to any Approved Locations.

6.14.	Brokers. Except GVC Advisory Services, Ltd., there has been no mortgage or loan broker in connection with this loan transaction. Notwithstanding the foregoing, Borrower shall pay, and hold MCI harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby.

6.15.	Control. Borrower will cooperate with MCI in obtaining control with respect to Collateral consisting of deposit accounts, Investment Property, Letter of Credit Rights and electronic chattel paper.

6.16.	Tradenames and Tradestyles. The Borrower utilizes the tradenames and tradestyles set forth on Schedule 1. The Borrower specifically authorizes MCI to accept invoices assigned to MCI bearing the Borrower’s name or in the name of any of the tradenames or tradestyles set forth on Schedule 1.

6.17.	Accounts Payable. Borrower is current with all of its vendors and pays all of its vendors within ninety (90) days or less of invoice days (or as otherwise acceptable to MCI). Borrower shall provide MCI with all invoices from vendors and receipts for the purchase of goods, as well as proof of payment of accounts payable. MCI shall have the right to pay all or some of the accounts payable to Borrower’s vendors in the event that Borrower does not pay them on a timely basis, and such amounts shall constitute advances hereunder. In addition, MCI may utilize the funds in the Lock Box Account to pay such accounts payable.

7.	BORROWER’S AFFIRMATIVE COVENANTS. Borrower covenants and agrees that so long as any credit hereunder shall be available and until the Obligations have been repaid in full, unless MCI shall otherwise consent in writing, Borrower shall do all of the following:

7.1.	Borrowing Base Certificate and Invoices. Upon each Request for Advance and at least once a week, Borrower shall deliver to MCI: (1) a updated Borrowing Base Certificate since the delivery of the immediately preceding Borrowing Base Certificate required hereunder; (2) copies of invoices evidencing such sales and shipping evidence and proofs of delivery relating thereto as applicable to each Account create by Borrower; and (3) such other documentation as MCI may reasonably request from time to time including but not limited to copies of time tickets or other proof of service, bills of lading and other proof of delivery.

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7.2.	Rights and Facilities. Borrower shall maintain and preserve all rights, franchises and other authority adequate for the conduct of its business. Borrower shall also maintain its properties, equipment and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption and maintain and preserve its existence.

7.3.	Location of Inventory and Equipment. The Inventory and Equipment shall be located only at locations listed on Exhibit E or such other locations as shall have been approved by MCI in writing (“Approved Locations”) and shall not be moved without MCI’s prior written consent.

7.4.	Inventory Records. Borrower shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its cost thereof, all of which records shall be available upon demand to any of MCI’s officers, agents and employees for inspection and copying.

7.5.	Insurance. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall deliver to MCI certified copies of such policies of insurance and evidence of the payments of all premiums thereof. Borrower shall also keep and maintain business interruption, public liability, including products liability and property damage insurance relating to Borrower’s ownership and use of the Inventory, the Equipment and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to MCI. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to MCI showing MCI as a loss payee thereof, and all proceeds payable thereunder shall be payable to MCI and, upon receipt by MCI, shall be applied on account of the Obligations owing to MCI. To secure the payment of the Obligations, Borrower grants MCI a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to MCI. Borrower shall not permit any other party to be included or named as a loss payee or additional insured under a credit insurance or any other insurance policy without the prior written consent of MCI, except landlords as required in lease agreements with Borrower and subject to the terms of the respective landlord consent and/or lien subordination agreements. Borrower shall provide MCI with proof of the renewal of each credit and other insurance policies no later than fifteen (15) days before their expiration date. All of the insurance policies required hereby shall be evidenced by one or more certificates of insurance delivered to MCI by Borrower on or prior to the Closing Date and at such other times as MCI may request from time to time. If all or any part of the Eligible Accounts, Eligible Inventory and/or Collateral shall be lost, damaged or destroyed by a casualty covered by insurance as required by this Agreement, Borrower shall immediately give written notice thereof to MCI and the appropriate insurer, and shall thereafter prosecute the resolution of such claim.

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7.6.	Liquidity Covenant. Borrower shall maintain, at all times, Availability plus Unrestricted Cash in an amount equal or greater than $500,000.00.

7.7.	Notice of Litigation. If at any time during the term of this Agreement any litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower, any of its executive officers or any guarantor of Borrower shall be commenced, Borrower shall promptly, and no later than two (2) calendar days from said commencement, notify MCI in writing of such event.

7.8.	Submission of Records and Reports.

(a)	Borrower shall execute and deliver to MCI within ten (10) days after the end of each month during the term of this Agreement, reflecting the status as of the end of each month, certified by any one of the Authorized Parties of Borrower as being true and correct, (i) a current detailed aging, by total and by customer, of Borrower’s Accounts, (ii) a current detailed aging, by total and by vendor, of Borrower’s accounts payable and (iii) a Compliance Certificate in the form of Exhibit D from and of one of the Authorized Parties of Borrower certifying that no Event of Default currently exists under this Agreement, all of which shall be set forth in a form and shall contain such information as is acceptable to MCI;

(b)	Borrower shall promptly supply MCI with such other information concerning its affairs as MCI may request from time to time hereafter, and shall promptly notify MCI of any Material Adverse Change and of any condition or event which constitutes a breach of, or an event which constitutes an Event of Default under, this Agreement.

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(c)	Borrower shall, within forty-four (24) hours of receipt thereof: (i) deliver to MCI an exact, true, complete and accurate copy of any reports, documents, or deliverables received by any Governmental Authority as a result of any audits, visits or inspections performed over Borrower and its business, and (ii) inform MCI in writing about the actions to be taken by Borrower (with respective timeframes) to cure any deficiency, default, observation, or failure noted by any such audits, visits or inspections.

7.9.	Taxes. All assessments and Taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its property shall be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to MCI, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by Applicable Laws and will furnish MCI with proof satisfactory to MCI indicating that Borrower has made such payments or deposits.

7.10.	Financial Statements.

a.	Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral which contains information as may from time to time be requested by MCI. Borrower shall not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third-party accounting firm and/or service bureau for the preparation and/or storage of Borrower’s accounting records without said accounting firm and/or service bureau agreeing to provide to MCI information regarding the Collateral and Borrower’s financial condition. Borrower agrees to permit MCI and any of its employees, officers or agents, upon demand, during Borrower’s usual business hours, or the usual business hours of third Persons having control thereof, to have access to and examine all of Borrower’s Books relating to the Collateral, the Obligations, Borrower’s financial condition and the results of Borrower’s operations, and, in connection therewith, permit MCI or any of its agents, employees or officers to copy and make extracts therefrom.

b.	For each of Borrower’s fiscal years during the term of this Agreement, Borrower shall deliver to MCI:

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I.	within the Monthly Reporting Period (as defined on Schedule 1), a statement of the financial condition of Borrower for such monthly period on a Monthly Reporting Level (as defined on Schedule 1), including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by MCI relating to the Collateral and the financial condition of Borrower, and a certificate signed by any one of the Authorized Parties of Borrower, to the effect that all statements and reports delivered or caused to be delivered to MCI under this subsection, fairly and thoroughly present the financial condition of Borrower, are true and correct as of the last day of the immediately preceding calendar month and that there exists on the date of delivery to MCI no condition or event which constitutes an Event of Default under this Agreement or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement;

II.	within the Annual Reporting Period (as defined on Schedule 1), a statement of the financial condition of Borrower for such fiscal year, on an Annual Reporting Level (as defined on Schedule 1) basis, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by MCI relating to the Collateral and the financial condition of Borrower, and a certificate signed by any one of the Authorized Parties of Borrower, to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to MCI under this subsection, fairly and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to MCI no condition or event which constitutes an Event of Default under this Agreement or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement.

III.	As soon as available and in any event no later than one hundred twenty (120) days after the end of each fiscal year of Borrower, starting with the fiscal year ending December 31, 2024, a consolidated balance sheet of Borrower as of the end of such fiscal year and statements of cash flow and income and retained earnings of Borrower for such fiscal year, each prepared in accordance with GAAP and audited by independent public accountants acceptable to MCI.

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IV.	As soon as available after the close of each fiscal year, and in any event no later than twelve (12) months from the date the previous personal financial statements of such Guarantor were furnished to MCI, copies of the signed updated annual personal financial statements of each Guarantor, including, without limitation, statements of financial condition, a listing of real estate holdings (including percentage of ownership and ownership status), income and cash flows, a reconciliation of net worth, a listing of all contingent liabilities and notes to financial statements, and any other information reasonably requested by the MCI.

7.11.	Annual Reports. Borrower shall deliver to MCI a copy on an annual basis, the annual report which it files with The US Government or Governmental agencies who may require such documents as part of Borrowers contractual agreements for product or services provided by the Borrower.

7.12.	Tax Returns. Borrower shall deliver to MCI copies of each of Borrower’s future federal and state income tax returns, and any amendments thereto, within fifteen (15) calendar days following the filing thereof with the Internal Revenue Service and with the appropriate state offices. Upon the written request of MCI, Borrower further agrees to promptly deliver to MCI proof of payment for the payment of federal and state withholding taxes required of it, and will provide MCI with access to Borrower’s bank accounts to verify payment of taxes.

7.13.	Payment of Debts. Borrower shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

7.14.	Compliance with Environmental and Other Laws.

(a)	Compliance with Laws. Borrower has in the past, is currently and shall at all times be in compliance with any applicable Environmental Law and Labor Law.

(b)	Environmental and Social Examination. Borrower shall allow MCI or the environmental or social consultant(s) retained by MCI, at Borrower’s sole expense, to perform monitoring activities, field exams, visits and independent audits (including access to documentation, personnel, facilities and project sites) with respect to environmental and social matters from time to time (“ESG Audit”). MCI shall be permitted to conduct the ESG Audit upon 24 hours advance notice to Borrower prior to the occurrence of an Event of Default, and after an Event of Default, without any prior notice. Borrower shall be responsible for all ESG Audit reasonable, documents and out-of-pocket fees and expenses; provided, however, unless an Event of Default shall be continuing, Borrower’s obligation to pay for any such ESG Audit shall be limited to one ESG Audit within a twelve-month period.

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(c)	Environmental and Social Notices. Borrower shall promptly, and no later than two (2) calendar days from the date of the occurrence of the relevant event, send Purchaser written notice of: (a) any non-compliance by the Borrower with any Environmental and Social Law, Labor Law and/or other environmental and social provisions of this Agreement; and (b) any environmental or social claim (including administrative, regulatory or judicial action, suit, judgment or demand) or material complaint relating to environmental, social, health and safety or labor aspects relating to the Borrower, any affiliates and/or any Borrower and Borrower’s affiliates’ activities. Such notice shall include a description of the event, detailing the extent, magnitude, impact and cause of such event, together with corrective or remedial actions taken or proposed to be taken.

7.15.	Reimbursement for MCI Expenses. Upon the demand of MCI, Borrower shall immediately reimburse MCI for all sums expended by MCI which constitute MCI Expenses and Borrower hereby authorizes and approves all Advances and payments by MCI for items constituting MCI Expenses.

7.16.	Use of Proceeds. Borrower shall use the proceeds of the first Advance to satisfy in full the Existing Indebtedness, broker fees or commissions, transaction costs, and working capital. All other proceeds of Advances shall be used solely to finance Accounts and Inventory, subject to the terms of this Agreement.

7.17.	No False Information. Borrower shall not furnish MCI with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

7.18.	Post-Closing Obligation. Borrower shall cause Cardinal Health 110, LLC, and any of its affiliates with which Borrower has entered into any agreement, to execute a subordination agreement with and for the benefit of MCI on or before the date that is thirty (30) calendar days after the Closing Date, time being of the essence, and to be satisfactory, in form and substance, to MCI in its reasonable discretion. The failure to satisfy the above condition subsequent on or before the date when due shall be an Event of Default hereunder, unless otherwise agreed to in writing by MCI.

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7.19.	Replacement of Validity Guarantors. In the case of the death, resignation discharge, firing or release from service of any Validity Guarantors, and unless MCI determines in its reasonable discretion that no replacement is needed, Borrower will make commercially reasonable efforts to replace such Validity Guarantor and will exercise good faith, prudence and good judgement in selecting a replacement. Borrower will evaluate all qualifications to include, but not limited to, industry experience, attention to detail, personal and professional integrity. Any such new guarantor selected by Borrower will execute a new Guaranty Agreement substantially in the terms of the Guaranty Agreement executed by the Validity Guarantors as of the Closing Date. Borrower will share with MCI the criteria used in selecting the replacement guarantor.

8.	BORROWER’S NEGATIVE COVENANTS

Borrower covenants and agrees that so long as any credit hereunder shall be available and until the Obligations have been repaid in full, unless MCI shall otherwise consent in writing, Borrower shall not do any of the following:

8.1.	Relocate of Chief Executive Office. Borrower will not, without thirty (30) days prior written notification to MCI, relocate its chief executive office or change its State of Organization.

8.2.	Agreements with Account Debtors. After an Event of Default hereunder, no discount, credit or allowance shall be granted by Borrower to any Account Debtor and no return of merchandise shall be accepted by Borrower without MCI’s consent. MCI may, after an Event of Default, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which MCI considers advisable, and in such cases, MCI will credit Borrower’s account with only the net amounts received by MCI in payment of such disputed Accounts, after deducting all MCI Expenses incurred or expended in connection therewith.

8.3.	Storage of Inventory. The Inventory shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without MCI’s prior written consent, and, in such event, Borrower will, concurrent therewith, cause any such bailee, warehouseman or similar party to issue and deliver to MCI, in a form acceptable to MCI, warehouse receipts in MCI’s name evidencing the storage of the Inventory, and to execute landlord waivers, consents, lien subordination agreements or similar agreements to the satisfaction of MCI.

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8.4.	Business Structure and Operations. Borrower shall not, without MCI’s prior written consent:

a.	Sell, lease, or otherwise dispose of, move, relocate (except in connection with a relocation of Borrower’s business facility) or transfer, whether by sale or otherwise, any of Borrower’s assets, except sales of Inventory in the ordinary and usual course of Borrower’s business as presently conducted;

b.	Change Borrower’s name or form of entity, or add any new fictitious name;

c.	Acquire, merge or consolidate with or into any other business organization;

d.	Enter into any transaction not in the ordinary and usual course of Borrower’s business;

e.	Guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to MCI;

f.	Make any change in the Borrower’s financial structure or in any of its business objectives, purposes or operations which could have a material adverse effect on the ability of Borrower to repay the Obligations;

g.	Incur any debts outside the ordinary and usual course of Borrower’s business;

h.	Enter into any other loan, financing, factoring, merchant cash advance or similar agreement with any party other than MCI;

i.	Make any advance or loan to any Person or entity;

j.	Prepay any existing indebtedness owing to any third party;

k.	Cause, permit or suffer any change, direct or indirect, in Borrower’s capital ownership;

l.	Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its common stock, membership or partnership interests, of any class, whether now or hereafter outstanding without the prior written consent of MCI which shall not be unreasonably withheld, delayed or conditioned.;

m.	Suspend or go out of business;

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n.	Pay total compensation to officers of Borrower (or any of their relatives), including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during each fiscal year of Borrower during the term of this Agreement in an aggregate amount for all such officers in excess of such amounts in effect on the date hereof, if such payment could cause a Material Adverse Change;

o.	Make any loans, advances, intercompany transfers or cash flow between the Borrower and any subsidiary, related entity or affiliate of the Borrower or with any company that has common shareholders, officers or directors with the Borrower;

p.	Allow to exist any Lien or security interest in the Collateral, except for the security interest granted to MCI and such other security interests which have been consented to by MCI;

q.	Reorganize or reincorporate itself under the laws of any jurisdiction other than its State of Organization;

r.	File any financing statement or amendment or termination statement with respect to any financing statement filed in favor of MCI.

9.	EVENTS OF DEFAULT

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

9.1.	Failure to Pay Obligations. If Borrower fails to pay when due and payable or when declared due and payable all or any portion of the Obligations owing to MCI (whether of principal, Taxes, reimbursement of MCI Expenses, or otherwise);

9.2.	Failure to Perform. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or in any of the other Loan Documents if such failure is not corrected within thirty (30) days after receipt of written notice thereof from MCI, provided, however that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by Borrower;

9.3.	Inaccurate Information. If any representation, statement, report, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to MCI is not true and correct, in any material respect, at the time such representation, statement, report or certificate is delivered to MCI, including, but not limited to, any Request for Advance delivered to MCI pursuant to this Agreement;

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9.4.	Third Party Claim. If all or a material portion of Borrower’s assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee;

9.5.	Impairment. If Borrower fails to repay all or any portion of the Obligations owing to MCI or upon a material impairment of the value or priority of MCI’s security interests in the Collateral;

9.6.	Insolvency Proceeding. If an Insolvency Proceeding is commenced by or against Borrower that is not discharged within sixty (60) days of filing;

9.7.	Interruption of Business. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

9.8.	Governmental Lien. If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower’s assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any or all of the Borrower’s assets and the same is not paid on the payment date thereof, which lien is not removed within 60 days after receipt by Borrower of first notice thereof;

9.9.	Liens. If a judgment or other claim becomes a Lien or encumbrance upon all or a material portion of Borrower’s assets;

9.10.	Judgments. Any money judgment or judgments in the aggregate sum of $100,000.00 ( or its equivalent in any other currency) shall be entered against Borrower or any Guarantor, any writ or warrant of attachment or similar process shall be entered, issued or filed against Borrower or any Guarantor and such judgment, writ, warrant or process shall remain unvacated, unbonded, unstayed, unsatisfied or unsettled for a period of thirty (30) days or in any event not later than five (5) days prior to the date of any proposed sale thereunder. Notwithstanding the above, in the event of an attachment of Borrower’s or any Guarantor’s assets, Borrower or any Guarantor, as applicable, shall diligently and in good faith take all actions promptly and reasonably necessary to vacate, bond, stay, contest, satisfy or otherwise dismiss said attachment;

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9.11.	Default in Agreement with Third Party. If there is a default, after the expiration of all applicable cure periods, in any loan agreement, mortgage, indenture or other material agreement to which Borrower is a party with third parties (including but not limited to the Merchant Processing Agreement), and MCI reasonably determines that such default shall cause a Material Adverse Change;

9.12.	Default in Agreements with MCI. Borrower or any Guarantor shall default in any of its or his or her obligations under any other indebtedness with MCI or default under any agreement to or in which MCI is a party or is otherwise involved, whether or not the MCI is a party to such agreement, or a default or event of default occur under any other Loan Documents.

9.13.	Merchant Processing Agreement. If Borrower changes the payment instructions under the Merchant Processor Agreement without MCI’s prior written consent or Borrower fails to notify MCI of the change of Merchant Processor prior to changing Merchant Processors company(s).

9.14.	Lock Box Account. If Borrower instructs any Account Debtor or obligor on any Account or with respect to any other Collateral to make payments in any account other than the Lock Box or Lock Box Account, as applicable.

9.15.	Misrepresentation. If any material misrepresentation exists now or hereafter in any warranty or representation made to MCI by Borrower or any officer or director of Borrower, or if any such warranty or representation is withdrawn by Borrower or by any officer or director of Borrower;

9.16.	Entering into other Financing. If Borrower enters into a merchant cash advance agreement or other borrowing, loan, factoring or finance agreement, or encumbers in any way the Collateral, without the prior written consent of MCI;

9.17.	Impairment of Guaranty. If the Parent Guarantor terminates its guaranty, defaults in the payment or performance of any obligations of guarantor owing to MCI, or becomes the subject of an Insolvency Proceeding and he, she or it is not replaced by another guarantor satisfactory to MCI in its sole discretion within the term of fifteen (15) days following such event;

9.18.	Violation of ERISA. If a judgment issued by a court of competent jurisdiction declares that Borrower is in violation of any provision of Employee Retirement Income Security Act of 1974 (“ERISA”);

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9.19.	Failure to Maintain MCI’s Liens. MCI fails or ceases at any time to have a perfected first-priority security interest in any unit or item of Collateral.

10.	MCI’s RIGHTS AND REMEDIES

10.1.	Remedies. Upon the occurrence of an Event of Default by Borrower under this Agreement, MCI may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

a.	Declare all Obligations, whether arising pursuant to this Agreement or otherwise, immediately due and payable;

b.	Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and MCI;

c.	Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of MCI, but without affecting MCI’s rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to MCI;

d.	MCI or MCI’s designee may notify customers, Account Debtors or lessees of Borrower that the Accounts have been assigned to MCI and that MCI has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrower’s Loan Account;

e.	Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as MCI considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if MCI so requires, and to make the Collateral available to MCI as MCI may designate. Borrower authorizes MCI to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of MCI appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

f.	MCI is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower’s rights under all licenses, and all franchise agreements shall insure to MCI’s benefit;

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g.	Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

h.	Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms. It is not necessary that the Collateral be present at any such sale;

In connection with any such sale, the standard of commercial reasonableness will be deemed satisfied if MCI does the following:

I.	Location of Sale(s). The sale(s) may be conducted at Borrower’s premises, MCI’s premises, the premises of any third party located in or adjacent to any county in which any of the Collateral is located, or any other location which MCI believes is reasonably convenient to potential purchasers. The selection of any such location(s) shall be in the sole and absolute discretion of MCI.

II.	Notice of Sale. Except in those circumstances where no notice is required under the Code, MCI shall give notice of the disposition of the Collateral as follows:

a.	MCI shall give Borrower and each holder of a security interest in the Collateral who has filed with MCI a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

b.	The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 13, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to MCI;

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c.	If the sale is to be a public sale, MCI shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

i.	MCI may credit bid and purchase at any public sale;

j.	If MCI sells any of the Collateral upon credit terms, Borrower will only be credited with payments actually made by such credit purchaser (the “Credit Purchaser”), received by MCI and applied to the indebtedness of the Credit Purchaser. In the event that the Credit Purchaser fails to pay for the Collateral, MCI may resell the Collateral and Borrower shall be credited with the net proceeds of sale, as provided above.

k.	MCI may retain the Collateral in full or partial satisfaction of the Obligations.

l.	Borrower shall pay all MCI Expenses incurred in connection with MCI’s enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by MCI;

m.	Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by MCI;

n.	Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by MCI (including any amounts received in the Lock Box Account), to the extent Borrower has rights therein, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by MCI;

o.	Hold, as cash collateral, any and all balances and deposits of Borrower held by MCI, and any amounts received in the Lock Box Account, to secure the full and final repayment of all of the Obligations;

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p.	Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to MCI, effective upon the occurrence and during the continuation of an Event of Default, a non-exclusive license or other right to use, without charge, such Borrower’s labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and such Borrower’s rights under all licenses and all franchise agreements shall inure to MCI’s benefit;

q.	MCI may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

r.	Exercise any right or remedy available to MCI under any of the Loan Documents or as otherwise provided by law or in equity.

10.2.	Cumulative Rights. MCI’s rights and remedies under this Agreement and all other Loan Documents shall be cumulative. MCI shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by MCI of one right or remedy shall be deemed an election, and no waiver by MCI of any default on Borrower’s part shall be deemed a continuing waiver. No delay by MCI shall constitute a waiver, election or acquiescence by it.

10.3.	Cross-Default. Any default in the terms and conditions of this Agreement, the other Loan Documents or any other agreement between MCI and Borrower or any affiliate of Borrower, whether now existing or hereafter arising, shall constitute an Event of Default hereunder and a default thereunder.

11.	TAXES AND EXPENSES REGARDING THE COLLATERAL. If Borrower fails to pay any monies (whether Taxes, assessments, insurance premiums, or otherwise) due to third Persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then MCI may, to the extent that it determines in its sole discretion that such failure by Borrower could have a Material Adverse Change on MCI’s interests in the Collateral, in its discretion and without prior notice to Borrower, (i) make payment of the same or any part thereof; (ii) set up such reserves in Borrower’s loan account as MCI deems necessary to protect MCI from the exposure created by such failure; or (iii) both. Any amounts paid or deposited by MCI shall constitute MCI Expenses, shall be immediately charged to Borrower’s Loan Account and become additional Obligations owing to MCI, shall bear interest at the applicable rate set forth in Section 2.3(e), and shall be secured by the Collateral. Any payments made by MCI shall not constitute: (i) an agreement by MCI to make similar payments in the future, or (ii) a waiver by MCI of any Event of Default under this Agreement. MCI need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or Lien, and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

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12.	WAIVERS

12.1.	Application of Payments. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by MCI on account of any Obligations owed by Borrower to MCI, and Borrower agrees that MCI shall have the continuing exclusive right to apply and reapply such payments in any manner as MCI may deem advisable, notwithstanding any entry by MCI upon its books.

12.2.	Demand, Protest, Default, Etc. Except as otherwise provided herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by MCI on which Borrower may in any way be liable.

12.3.	Risk of Loss. Borrower has the risk of loss of the Collateral.

12.4.	Confidential Relationship. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm and/or service bureau in connection with any information requested by MCI pursuant to or in accordance with this Agreement, and agrees that MCI may contact directly any such accounting firm and/or service bureau in order to obtain such information.

13.	NOTICES. Unless otherwise specifically provided herein, all notices and service of any process shall be in writing addressed to the respective party as set forth below and may be Personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in Person, when delivered; (b) if delivered via email, upon receipt by the recipient via email which provides proof of receipt or at the time shown in any type of delivery confirmation report or receipt of an acknowledgment from the intended recipient (such as by “return receipt requested” function, as available, return email or other written acknowledgment), (c) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a Business Day before 4:00 p.m. (eastern standard time) or, if not, on the next succeeding Business Day; (d) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (e) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

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If to Borrower: At the address specified on Schedule 1.

If to MCI: 936 SW 1st Ave, # 306, Miami, FL 33130

Attn: Peter D. Spradling (peter@marcofi.com)

With a copy to:	Gary M. Krasna, Esq.
Gary M. Krasna, P.A.
2385 NW Executive Center Drive
Suite 100
Boca Raton, FL 33431
Office 561-395-4141
Fax 561-288-1447

The parties hereto may change the address at which they are to receive notices and the telecopier number at which they are to receive telecopies hereunder, by notice in writing in the foregoing manner given to the other.

14.	DESTRUCTION OF BORROWER’S DOCUMENTS. Any documents, schedules, invoices or other papers delivered to MCI may be destroyed or otherwise disposed of by MCI four (4) months after they are delivered to or received by MCI, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower’s expense, for their return.

15.	CHOICE OF LAW. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of the State of New York. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state and federal courts located in Miami-Dade County, State of Florida, or at MCI’s option, in any court in which MCI shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Borrower waives any challenge to personal jurisdiction and/or venue in such courts and waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.

16.	GENERAL PROVISIONS

16.1.	Representations and Warranties Repeated. Each representation, warranty and agreement contained in this Agreement shall be automatically deemed repeated with each Advance and shall be conclusively presumed to have been relied on by MCI regardless of any investigation made or information possessed by MCI. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to MCI, either now or hereafter.

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16.2.	Binding Agreement. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by MCI.

16.3.	Right to Grant Participations. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without MCI’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by MCI shall release Borrower from its Obligations to MCI. MCI may assign this Agreement and its rights and duties hereunder. MCI reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, MCI’s rights and benefits hereunder.

16.4.	Indemnification. In consideration of the execution and delivery of this Agreement and the extension of financial accommodations by MCI to Borrower pursuant to this Agreement, Borrower agrees to indemnify, save, exonerate, and hold MCI, and each of the officers, directors, employees, attorneys, officers and agents of MCI (herein collectively called the “Indemnitees” and individually called an “Indemnitee”) free and harmless from and against any and all actions, claims, causes of action, suits, losses, liabilities, damages, and expenses, including, without limitation, reasonable attorneys’ fees (including allocated costs for inhouse legal services provided and attorneys’ fees in all bankruptcy proceedings) and disbursements (herein collectively called the “Indemnified Liabilities”), which may be incurred by or asserted against the Indemnitees or any Indemnitee as a result of, or arising out of, or relating to, or in connection with (i) this Agreement and any Loan Documents and the transactions contemplated by this Agreement or any of the other Loan Documents, (ii) any breach by Borrower or any Guarantor of any representation, warranty, covenant or other agreement contained in any of the Loan Documents, (iii) any investigation, litigation, or proceeding related to any use made or proposed to be made by Borrower of the proceeds of any Advance or loan made hereunder, (iv) the actions of any collection agency or agencies or attorneys retained by MCI for the purpose of collection or attempting to collect such Accounts, in all cases, whether or not any such Indemnitee is a party thereto, and, if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities as is permissible under Applicable Laws. Borrower shall pay, and hold MCI harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby. If any action, suit, or proceeding arising from any of the foregoing is brought against MCI, or any Indemnitee or affiliate of an Indemnitee indemnified or intended to be indemnified pursuant to this Section 16.4, Borrower, to the extent and in the manner directed by the Indemnitee or intended Indemnitee, shall resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee shall use its best efforts to cooperate in the defense of any such action, writ, or proceeding. Borrower shall have no obligation to any Indemnitee under this Section 16.4 to the extent that the Indemnified Liabilities resulted from the gross negligence or willful misconduct on the part of any Indemnitee. The Obligations of Borrower under this Section 16.4 shall survive the termination of this Agreement and the discharge of the Borrower’s other Obligations hereunder.

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16.5.	Tax Indemnification. The Borrower agrees to pay and save MCI harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of MCI or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Obligations and termination of this Agreement.

16.6.	Section Headings. Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

16.7.	Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against MCI or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

16.8.	Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

16.9.	Modification and Merger. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement.

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16.10.	Compliance. The Borrower, for and in consideration of the making of the loan described herein and future advance funding, agree if requested by MCI or its counsel, Borrower will fully cooperate and execute and/or reexecute any document or documents due to clerical errors, scrivener’s errors or relating to additional matters due to receipt and review of miscellaneous required items post closing, or otherwise on any or all of the closing documentation for the loan if deemed necessary, using reasonable discretion of MCI and its counsel.

16.11.	Transmittal of Funds. Borrower understands that MCI charges a Wire Fee, as determined by MCI from time to time for incoming and outgoing wire transfer of funds and that there is no fee for ACH transfers. MCI may initiate a wire or ACH for the approved amount of a transfer no later than the second business day after receipt of all necessary documentation in connection with the assignment of Accounts and the advance. Borrower understands and agrees that MCI cannot control the time it will take for Borrower’s bank to credit an ACH transfer to Borrower’s account. Accordingly, Borrower instructs MCI to send all transfers to Borrower’s account based upon the instructions set forth in Schedule 1, paragraph 20?.

16.12.	MCI’s Counsel. In the event that MCI has utilized counsel in connection with the closing of the transaction described in this Agreement, such counsel (“MCI Counsel”) has (1) prepared certain documents relating to the Loan, including, among other documents, this Agreement; (2) examined such documents as MCI Counsel deemed necessary in connection with this transaction; and (3) supervised the closing of the Loan. MCI Counsel’s fee for providing these services is stated on the Loan Closing Statement. These legal services have been performed on behalf of MCI and not on behalf of Borrower, and MCI Counsel’s fees are being reimbursed to MCI by Borrower.

16.13.	Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of said loan or otherwise, shall the interest and loan charges agreed to be paid to MCI for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under Applicable Laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by this Agreement shall exceed the maximum amounts collectible under Applicable Laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under Applicable Laws in effect from time to time, and any amounts collected by MCI that exceed such maximum amounts shall be applied to the reduction of the principal balance(s) of the indebtedness evidenced by this Agreement and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by this Agreement exceed the maximum amounts permitted from time to time by Applicable Laws.

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16.14.	Limitation of Liability. Neither MCI nor any affiliate thereof nor any of their respective officers, directors, employees, attorneys and agents shall have any liability with respect to, and Borrower hereby waives, releases and shall not sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, nor any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases and shall not sue MCI or any of MCI’s affiliates, officers, directors, employees, attorneys or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

16.15.	JURY TRIAL. MCI, THE BORROWER AND THE GUARANTORS ACKNOWLEDGE THAT THE TRANSACTIONS AND MATTERS SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE COMPLEX IN NATURE AND THAT ANY LITIGATION ARISING THEREFROM WOULD BE MOST APPROPRIATELY, ECONOMICALLY AND SPEEDILY RESOLVED BY A NON-JURY TRIAL. THE BORROWER, MCI AND THE GUARANTORS THEREFOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE LOANS AND FACILITIES CONTEMPLATED HEREBY, OR IN ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER WRITTEN OR ORAL) OR ACTIONS OR OMISSIONS OF ANY PARTY TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MCI’s ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. BORROWER AND MCI EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

16.16.	AUTOMATIC RELIEF FROM STAY AND OTHER BANKRUPTCY WAIVERS. THE BORROWER AGREES THAT IF ANY PROCEEDING IS COMMENCED UNDER TITLE 11 OF THE UNITED STATES CODE RELATIVE TO IT, MCI SHALL BE AUTOMATICALLY ENTITLED TO IMMEDIATE RELIEF FROM STAY UNDER 11 U.S.C. SECTION 362 WITHOUT ESTABLISHING EQUITY OR NEED OR LACK OF NEED FOR THE PROPERTY SECURING THE LOANS OR CAUSE OR LACK OF CAUSE, AND THE BORROWER HEREBY CONSENTS TO SUCH RELIEF, IT BEING EXPRESSLY ACKNOWLEDGED THAT THIS PROVISION WAS SPECIFICALLY NEGOTIATED AND CONSTITUTES A MATERIAL INDUCEMENT TO MCI ENTERING INTO THIS AGREEMENT AND MAKING FINANCIAL AND OTHER ACCOMMODATIONS AND ADDITIONAL ADVANCES CONTEMPLATED HEREIN.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:

WELLGISTICS, LLC,
a Florida limited liability company

By:
Name:	Brian Leonard Norton
Title:	Manager

MCI:

Marco Capital, Inc., a Delaware corporation

By:
Name:	Peter D. Spradling
Title:	COO

[Signature Page to Loan and Security Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:

WELLGISTICS, LLC,
a Florida limited liability company

By:
Name:	Brian Leonard Norton
Title:	Manager

MCI:

Marco Capital, Inc., a Delaware corporation

By:
Name:	Peter D. Spradling
Title:	COO

[Signature Page to Loan and Security Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:

WELLGISTICS, LLC,
a Florida limited liability company

By:
Name:	Brian Leonard Norton
Title:	Manager

MCI:

Marco Capital, Inc., a Delaware corporation

By:
Name:	Peter D. Spradling
Title:	COO

[Signature Page to Loan and Security Agreement]

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